                                                                  Exhibit 99.1

PREMIER B2B INTERNET SERVICES DRIVE RECORD FOURTH-QUARTER,
YEAR-END RESULTS FOR WHITTMAN-HART

STRATEGIC BUSINESS ACCOMPLISHMENTS IN 1999 ENABLE VISION FOR COMPREHENSIVE SUPPLIER-TO-CONSUMER DIGITAL SOLUTIONS


CHICAGO, Jan. 24 /PRNewswire/ -- Whittman-Hart, Inc. (Nasdaq: WHIT - NEWS), a leading provider of enterprise e-Business solutions, today reported record revenues and net income for the fourth quarter and year ended December 31, 1999, marking 15 consecutive quarters of record results.

Fourth-quarter revenues increased 34 percent to $133.0 million from $99.6 million for the same period last year. Before acquisitions, fourth-quarter revenues climbed 7 percent to $129.3 million from $121.2 million for the previous quarter. Net income, before costs associated with the acquisition of Four Points Digital LLC and amortization of goodwill associated with the purchase of Fulcrum Solutions Ltd., rose 50 percent to $10.9 million or 16 cents per share from $7.3 million or 12 cents per share during the fourth quarter of 1998. Costs associated with the acquisition include business-combination charges and related tax effects. Net income after these costs climbed 15 percent to $8.4 million from $7.3 million for the previous period. All earnings-per-share figures were calculated on a fully diluted basis.

For the year, revenues rose 44 percent to $480.9 million from $333.5 million in 1998. Net income, before costs associated with acquisitions and amortization of goodwill, increased 65 percent to $36.7 million or 57 cents per share from $22.3 million or 39 cents per share. Net income after these costs climbed 45 percent to $30.3 million or 47 cents per share from $20.8 million or 36 cents per share.

Performance Highlights

"Our record fourth-quarter results capped a tremendous year for Whittman-Hart," said Robert Bernard, Whittman-Hart Chairman and Chief Executive Officer. "Clearly, the highlight of the quarter was the December announcement of our intended merger with USWeb/CKS, which will create the largest pure-play Internet professional services firm in the world."

Bernard said the proposed merger with USWeb/CKS was made possible by a series of strategic business accomplishments earlier in the year that established Whittman-Hart as one of the preeminent business-to-business Internet solutions providers. He grouped those accomplishments into four categories: enhanced services offerings, geographic expansion, business partner alliances and operational excellence.

Enhanced Service Offerings

"Our newly launched brand identity clearly emphasized Whittman-Hart's B2B expertise and positioned us as a leading provider of digital solutions that span the enterprise," Bernard said. "And we further expanded our reach in the marketplace through our comprehensive business hosting solutions offering, which is yet another way for Whittman-Hart to help clients focus on growing their business while we manage their technology environment. Our offering includes strategic alliances with Exodus Communications, APAC Customer Services and Remedy Corp. for Web site hosting, customer call center and help desk services."

Geographic Expansion

"Our acquisition of Fulcrum Solutions more than doubled our European presence and added a new office in Edinburgh, Scotland, making Whittman-Hart one of the U.K'.s leading e-Business solutions providers. By acquiring Waterfield Technology Group, POV Partners, BALR Corporation and Four Points Digital, we strengthened our e-Commerce, digital strategy and creative marketing capabilities and accelerated the growth of our branch network with new offices in Charlotte and Phoenix."

Bernard also cited the openings of Whittman-Hart's branch offices in St. Louis, Pittsburgh and Manchester, England.

Business Partner Alliances

"Novell's $100 million investment in Whittman-Hart enhances our ability to deliver secure, manageable e-Business solutions that span the enterprise to clients. In addition, our strategic alliance with Novell allows us to train more than 600 consultants on Novell Directory Services (NDS) and develop customized NDS solutions that integrate with leading e-Business applications such as supply chain management and customer relationship management (CRM)."

Similarly, Bernard noted, Whittman-Hart's expanded relationship with IBM allows the Company to train 100 consultants on IBM's e-Business and security solutions and develop enterprise-wide solutions that incorporate its products.

Whittman-Hart also is developing Internet-based CRM solutions through its new strategic alliance with Onyx Software Corporation.

Operational Excellence

Bernard emphasized the Web-enablement of the Whittman-Hart Institute of Strategic Education (WHISE), which gives employees around-the-clock access to countless learning and career-development opportunities, and the rollout of Whittman-Hart's new internal business systems, which will streamline and enhance the Company's operating processes.

Outlook

"Doing business in the digital economy is like playing a game of chess. In the '90s, companies were satisfied with five or six moves -- creating a Web site and hoping that it would generate revenue. That's a losing proposition because it's too internally focused. It does not involve customers and suppliers," Bernard said. "The rules have changed, and companies have been thrust into the middle of a new, complex global game. Whittman-Hart clients realize it is critical to see the entire chessboard so they can make the right moves for their business and anticipate the moves of their competitors.

"To win in the Internet Century, companies need digital solutions that reach from the supplier to the customer. They must be willing to make 50 or 60 moves and think multi-dimensionally, to take risks and architect a strategy that integrates the entire value chain," he added. "Our proposed merger with USWeb/CKS will bring all of the pieces together and give companies the ability to create visionary products and services, market them using entirely new channels, and deliver highly personalized service based on their customers' needs.

"The new company we build will have the scale and expertise to provide comprehensive, supplier-to-consumer digital solutions. We will help companies with a clear vision and the courage to transform their business succeed in the new economy," Bernard concluded.

Whittman-Hart intends to mail the joint proxy relating to its intended merger with USWeb/CKS on or about January 28, 2000, to its shareholders. In connection with the intended merger, Whittman-Hart will call a special meeting of its shareholders on or about February 28, 2000.

About Whittman-Hart

Headquartered in Chicago, Whittman-Hart helps clients improve marketplace performance by creating the essential connections between business and technology. In 1999, FORTUNE ranked Whittman-Hart as one of America's Fastest-Growing Companies. In 1998 and 1997, Forbes named Whittman-Hart one of the 200 Best Small Companies in America. In 1998, Standard & Poor's added the Company to its S&P SmallCap 600 Index. Whittman-Hart has approximately 4,100 employees in 23 branch offices throughout the United States and the United Kingdom. Whittman-Hart recently announced its intention to merge with USWeb/CKS. Its Web site is www.whittman-hart.com.

Safe Harbor Provision

Statements in this report that are not strictly historical are "forward-looking" statements, which are subject to risk and uncertainty. Factors that could cause actual results to differ materially include but are not limited to: competition, acquisitions, attracting and retaining highly skilled employees, managing risks associated with client projects as well as other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its prospectus and 10Q filings.

                      WHITTMAN-HART, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                           Three Months Ended           Twelve Months Ended
                                                       December 31,     December 31,  December 31,  December 31,
                                                          1999             1998          1999          1998
                                                       ---------        ---------     ---------     -----------
     Revenues                                           $133,010          $99,573      $480,911       $333,502
     Cost of services                                     73,976           56,109       269,240        190,982
                                                        --------         --------      --------       --------
            Gross profit                                  59,034           43,464       211,671        142,520

     Costs and expenses:
            Selling                                        6,451            4,320        22,773         14,028
            Recruiting                                     2,837            2,700        10,825         11,328
            General and administrative                    34,795           25,925       124,555         86,303
            Business combination costs                     2,588                -         7,281            775
                                                        --------         --------      --------       --------
               Total costs and expenses                   46,671           32,945       165,434        112,434
                                                        --------         --------      --------       --------
     Operating income                                     12,363           10,519        46,237         30,086
     Other income (expense)                                2,891            1,764         8,148          5,700
                                                        --------         --------      --------       --------
     Income before income taxes                           15,254           12,283        54,385         35,786
     Income tax                                            6,898            5,030        24,095         14,961
                                                        --------         --------      --------       --------
     Net income                                           $8,356           $7,253       $30,290        $20,825
                                                        ========         ========      ========       ========
     Basic earnings per share                              $0.14            $0.13         $0.53          $0.40
                                                        ========         ========      ========      =========
     Diluted earnings per share                            $0.12            $0.12         $0.47          $0.36
                                                        ========         ========      ========      =========
     *Supplemental diluted earnings per share              $0.16            $0.12         $0.57          $0.39
                                                        ========         ========      ========      =========
     Weighted average number of common shares
      outstanding                                         59,619           53,960        56,641         52,244
                                                        ========         ========      ========       ========
     Weighted average number of common and common
        equivalent shares outstanding                     70,075           58,933        64,429         57,258
                                                        ========         ========      ========       ========
     *Supplemental Data: (a)
     Income before income taxes                          $15,254          $12,283       $54,385        $35,786
     Business combination costs                            2,588                -         7,281            775
     Goodwill amortization                                   252                -           252              -
                                                        --------         --------      --------       --------
     Supplemental income before income taxes              18,094           12,283        61,918         36,561
     Supplemental income taxes                             7,204            5,030        25,238         14,284
                                                        ========         ========      ========       ========
     Supplemental net income                             $10,890           $7,253       $36,680        $22,277
                                                        ========         ========      ========       ========
     Supplemental basic earnings per share                 $0.18            $0.13         $0.65          $0.43
     Supplemental diluted earnings per share               $0.16            $0.12         $0.57          $0.39

Note: All the amounts have been restated to reflect the acquisitions of Waterfield Technology Group in March 1999, BALR Corpotation in August 1999, and Four Points Digital L.L.C. in November 1999. These acquistions were accounted for using the pooling-of-interests method of accounting.

(a) The supplemental data excludes one-time business combinations costs and goodwill amortization.

                      WHITTMAN-HART, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                     December 31,          December 31,
                                                                        1999                  1998
                                                                    ------------          ------------
            Assets
Current assets:
    Cash and cash equivalents                                           $147,816             $ 50,710
    Short-term investments                                                80,424               70,479
    Trade accounts receivable, net                                        90,709               61,299
    Prepaid expenses and other current assets                             11,847                4,030
    Deferred income taxes                                                 23,478                  988
        Total current assets                                             354,274              187,506

Property and equipment, net                                               68,019               35,192
Long-term investments                                                     56,095               30,196
Intangible assets                                                         29,250                    -
Other assets                                                               1,501                1,449
        Total assets                                                    $509,139             $254,343

        Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and other current liabilities                      $ 19,341             $ 17,349
    Accrued compensation and related costs                                28,289               22,255
        Total current liabilities                                         47,630               39,604

Deferred income taxes                                                      4,932                  879
Deferred rent                                                              1,865                1,672
Other liabilities                                                             57                  567
        Total liabilities                                                 54,484               42,722

Stockholders' equity                                                     454,655              211,621
        Total liabilities and stockholders' equity                      $509,139             $254,343

Note: All the amounts have been restated to reflect the acquisitions of Waterfield Technology Group in March 1999, BALR Corporation in August 1999, and Four Points Digital L.L.C. in November 1999. These acquistions were accounted for using the pooling-of-interests method of accounting.

                                     # # #

Financial contact:
Dean Dranias
Investor Relations Manager
Whittman-Hart, Inc.
(312) 602-6155
dean.dranias@whittman-hart.com

Media contact:
Laura Field                              Marni Gordon
Director of Corporate Communications     Vice President
Whittman-Hart, Inc.                      Edelman Public Relations
(312) 913-3052                           (312) 240-2633
laura.field@whittman-hart.com            mpgordon@edelman.com